EXHIBIT 99.2

Product and Segment Revenues
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Product Revenues:
Carrier Systems	$120,778	$111,577	$319,119	$309,590
Business Networking	44,213	36,600	127,668	116,332
Loop Access	12,413	13,948	35,863	54,936
Total	$177,404	$162,125	$482,650	$480,858

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$98,132	$94,464	$251,994	$249,988
Optical (included in Carrier Systems)	16,640	11,160	41,500	39,418
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	43,329	35,411	124,163	111,320
Total Core Products	158,101	141,035	417,657	400,726
Percentage of Total Revenue	89%	87%	87%	83%

HDSL (does not include T1) (included in Loop Access)	11,487	12,926	33,183	51,350
Other Products (excluding HDSL)	7,816	8,164	31,810	28,782
Total Legacy Products	19,303	21,090	64,993	80,132
Percentage of Total Revenue	11%	13%	13%	17%

Total	$177,404	$162,125	$482,650	$480,858

Segment Revenues:
Carrier Networks	$141,278	$131,942	$374,498	$381,303
Enterprise Networks	36,126	30,183	108,152	99,555
Total	$177,404	$162,125	$482,650	$480,858

Sales by Geographic Region:
United States	$113,226	$112,972	$348,819	$359,804
International	64,178	49,153	133,831	121,054
Total	$177,404	$162,125	$482,650	$480,858